UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2007.

MAGNUS INTERNATIONAL RESOURCES INC. (Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation	333-74992 (Commission File Number)	98-0351859 (IRS Employer Identification No.)

101 Convention Center Drive, 7th Floor Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

Registrant's telephone number, including area code (888) 888-1494

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

Effective as of May 1, 2007, Magnus International Resources Inc. (the “Company”), entered into and closed a share purchase agreement (the “Agreement”), with Magnus International Holdings (BVI) Inc., African Mineral Fields Inc. (“AMF”), Peter Chen, Gavin Conway, Flemish Investments Limited, Michael Raven, Glenda Taufen, Excel Capital Corp., Emerson Capital Corp., Michael Tan and East African Mineral Resources, with respect to the acquisition by Magnus International Holdings (BVI) Inc. of all of the issued and outstanding shares in the capital of AMF.  In exchange, the shareholders of AMF received six million shares of common stock of the Company and are to receive two million Series “B” preferred shares all in accordance with the Schedule “A” attached to the Agreement.  The two million Series “B” preferred shares have the following rights and restrictions:

(a)	Voting. Each holder of Series “B” Preferred Shares of record shall not have voting rights, except as required by law.

(b)	Dividends. Series “B” Preferred Shares shall not participate in dividends.

(c)	No Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of the Series “B” Preferred Shares shall not be entitled to receive any distribution by reason of the ownership thereof.

(d)	Conversion.

(i)	Conversion Based on Mineral Resources. Series “B” Preferred Shares shall have the right to convert to shares of common stock, at the election of the holder, on a one-for-ten basis based on the current properties of African Mineral Fields Inc., namely the Mitoma, Mwerusandu, Mubende and Lugazi Projects (the “Projects”), collectively developing resource category gold ounces in the aggregate as follows:
  3,000 Series “B” Preferred Shares will be converted into 30,000 shares of common stock for each 30,000 gold equivalent ounces of inferred resource collectively developed on the Projects in the aggregate;

  3,000 Series “B” Preferred Shares will be converted into 30,000 shares of common stock for each 30,000 gold equivalent ounces of measured and indicated resource (whether by improvement of inferred ounces or by new ounces) collectively developed on the Projects in the aggregate; and

  3,000 Series “B” Preferred Shares will be converted into 30,000 shares of common stock for each 30,000 gold equivalent ounces as are proven reserve status (whether by improvement of measured ounces or by new ounces) collectively on the Projects in the aggregate ;

in each case in accordance with declarations of the Board of Directors of the Purchaser in accordance with Canadian securities National Instrument 43-101 Standards of Disclosure for Mineral Projects and provided that no Series “B” Preferred Shares will be converted into shares of common stock until at least a minimum of 250,000 resource category gold ounces have been collectively developed on the Projects in the aggregate, at which time conversion of Series “B” Preferred Shares will be made in the appropriate multiples of share conversion rights accrued to such time, and after which additional conversions will be calculated as indicated in paragraphs A, B and C above.

In the event of any conversion of Series “B” Preferred Shares under this subsection, the converting holder shall be entitled to receive any dividends which may have been declared but have not been paid with respect to the Series “B” Preferred Shares so converted from the date of notice of election to convert.

(ii)	Mechanics of Conversion. Before any holder of Series “B” Preferred Shares shall be entitled to receive a certificate(s) for shares of common stock representing the Series “B” Preferred Shares converted under paragraph (d)(i), such holder shall surrender the certificate(s) (if any) representing the Series “B” Preferred Shares so converted, duly endorsed, at the principal corporate office of the Company, and shall give written notice to the Company at its principal corporate office of the name(s) in which the certificate(s) for shares of common stock are to be issued. The Company shall, promptly thereafter, issue and deliver to such holder of Series “B” Preferred Shares, or to the nominee(s) of such holder, a certificate(s) for the number of shares of common stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made on the date of the notice and the person(s) entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of common stock as of such date.

In the event that at any time of conversion of Series “B” Preferred Shares into shares of common stock there is more than one holder of Series “B” Preferred Shares, then the number of Series “B” Preferred Shares of each such holder to be converted into shares of common stock shall be determined proportionately based on the percentage of the total number of Series “B” Preferred Shares held by such holder at the time of conversion.

(iii)	Adjustment. In the event that the number or kind of shares of common stock in the capital of the Company outstanding is changed by reason of dividend, stock split or recapitalization, the conversion ratio and/or the securities to be received upon conversion set forth in Clause 2.3(d)(i) shall be appropriately adjusted by the Company’s Board of Directors.

(iv)	No Fractional Shares. No fractional shares of Series “B” Preferred Shares shall be convertible under Clause 2.3(d)(i) and no fractional shares of common stock shall be issued upon conversion of the Series “B” Preferred Shares. In lieu of any fractional shares of common stock which would otherwise be issuable upon conversion, the Company shall pay to the holder cash equal to the product of such fraction multiplied by the then-

current fair market value of one share of common stock, computed to the nearest whole cent. The then-current fair market value of such shares shall be as determined in good faith by the Company’s Board of Directors with reference to the public trading price, if any, of such shares.

In addition, in accordance with the Agreement, the shares of common stock of the Company issued to the AMF shareholders and any Series “B” preferred shares that are converted to shares of common stock of the Company have the following restrictions when available for resale: 1) each AMF shareholder may not sell more than 10% of the daily volume of the Company’s common shares on any given day; and 2) each AMF shareholder may not sell more than 400,000 common shares of the Company in any calendar month.

AMF holds an exclusive option to acquire 100% inetests in four gold projects in Uganda, namely the Mitoma, Mwerusandu, Mubende and Lugazi Projects.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, which is attached hereto as Exhibit 10.1.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

See the disclosure under Item 1.01 above.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On May 2, 2007, the Company issued 6 million shares of common stock to 9 individuals/entities in connection with the Share Purchase Agreement entered into among the Company, Magnus BVI, AMF, Peter Chen, Gavin Conway, Flemish Investments Limited, Michael Raven, Glenda Taufen, Excel Capital Corp., Emerson Capital Corp., Michael Tan and East African Mineral Resources as discussed in Item 1.01.  The Company believes that such issuance is exempt from registration under Regulation D Rule 506 and Section 4(2) of the Securities Act of 1933, as amended (the “Act”), as well as Regulation S promulgated under the Act.

In addition, on May 3, 2007, the Company issued 4,750,000 units (each a “Unit”) to 9 individuals/entities due to the closing of the Company’s private placement at $0.40 per Unit for total proceeds of $1,900,000.  Each Unit consists of one share of common stock of the Company and one-half of one share purchase warrant, with each whole warrant entitling the holder to purchase one additional share of common stock of the Company at $0.80 per warrant share until May 3, 2009.  The Company believes that such issuance is exempt from registration under Regulation S promulgated under the Act as the securities were issued to the individuals/entities through an offshore transaction which was negotiated and consummated outside of the United States.  A copy of the Company’s Private Placement Subscription Agreement is attached hereto as Exhibit 10.2.

In connection with Company’s private placement offering of Units at $0.40 per Unit, the Company entered into a Registration Rights Agreement with each investor, whereby the Company agreed to file a registration statement registering the shares of common stock of the Company issued as part of the Unit as well as the shares of common stock of the Company issuable upon the exercise of the warrants.  A copy of the Registration Rights Agreement is attached as Schedule “B” to the Company’s Private Placement Subscription Agreement, which is attached hereto as Exhibit 10.2.

In connection with the closing of the private placement offering at $0.40 on May 3, 2007, the Company paid a finder’s fee in cash in the amount of $190,000 to Michel Cornis of Switzerland.

The funds received from the investors mentioned above have been and will be used for property exploration expenses, salaries, consultant fees, consultant expenses, general and administrative expenses, working capital and property acquisition payments.

ITEM 8.01  OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press releases attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements of African Mineral Fields Inc.

The required financial statements of African Mineral Fields Inc. and the pro forma financial information will be supplied on a Form 8-K within 71 days of May 1, 2007.

Exhibits
Exhibit No.	Description
Exhibit 10.1

Share Purchase Agreement between the Company, Magnus International Holdings (BVI) Inc., African Mineral Fields Inc., Peter Chen, Gavin Conway, Flemish Investments Limited, Michael Raven, Glenda Taufen, Excel Capital Corp., Emerson Capital Corp., Michael Tan and East African Mineral Resources, dated May 1, 2007.

Exhibit 10.2	Private Placement Subscription Agreement with Registration Rights for Units at $0.40 per Unit.
Exhibit 99.1	Press Release dated January 11, 2007.
Exhibit 99.2	Press Release dated March 29, 2007.
Exhibit 99.3	Press Release dated May 3, 2007
Exhibit 99.4	Press Release dated May 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 8, 2007

                                                                                                    MAGNUS INTERNATIONAL
                                                                                                    RESOURCES INC.

                                                                                                     By:       /s/ Graham Taylor
                                                                                                     Name:  Graham Taylor
                                                                                                     Title:    President and a Director